Exhibit 99.1

FOR IMMEDIATE RELEASE
April 30, 2020

TEGNA Shareholders Re-Elect All 12 TEGNA Directors at 2020 Annual Meeting

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced that, based on a preliminary vote count by its proxy solicitor, shareholders have re-elected all 12 of TEGNA’s highly qualified directors: Gina Bianchini, Howard Elias, Stuart Epstein, Lidia Fonseca, Karen Grimes, David Lougee, Scott McCune, Henry McGee, Susan Ness, Bruce Nolop, Neal Shapiro, and Melinda Witmer. Each director will serve a one-year term ending at TEGNA’s 2021 Annual Meeting.

Howard D. Elias, Chairman of the Board, commented, “We are grateful that our shareholders have supported our highly qualified and experienced directors. This outcome is a validation of our Board’s ongoing commitment to driving value for all shareholders. The Board has benefitted from the opportunity to speak directly with shareholders about TEGNA’s strategy and performance and to hear their feedback and perspective. We appreciate that Standard General has a large investment in TEGNA and look forward to moving past the proxy contest and having a constructive dialogue with Soo Kim going forward.”

Dave Lougee, President and CEO, said, “We are pleased by the support TEGNA shareholders have shown for our proven strategy to deliver growth and shareholder value. We appreciate the confidence our investors have placed in our talented team to navigate the current crisis and continue TEGNA’s critical role of providing factual and reliable information to our local communities at a time when it has never been more important.”

In addition to the re-election of directors, TEGNA shareholders also:
●	Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;
●	Approved an advisory resolution on the compensation of the Company’s named executive officers reported in the Company’s 2020 proxy statement; and
●	Approved the Company’s 2020 Omnibus Incentive Compensation Plan.

The preliminary vote count is subject to certification by the Independent Inspector of Elections. Additional information regarding the results of the 2020 Annual Meeting will be available in a current report on Form 8-K filed with the Securities and Exchange Commission and on TEGNA’s investor website investors.tegna.com.

Forward Looking Statements
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

About TEGNA
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

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For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

George Sard/Stephanie Pillersdorf/Andy Duberstein
Sard Verbinnen & Co.
TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:
Douglas Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com